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                                                                   Exhibit 10(p)

                                 KIOSK AGREEMENT


                  This Kiosk Agreement (the "Agreement") dated this 9th day of September, 1996 by and between COLEMAN RESEARCH CORPORATION, a corporation organized and existing under the laws of the state of Florida, with its corporate headquarters located at 201 South Orange Avenue, Suite 1300, Orlando, Florida 32801 ("Coleman"), and INTER*ACT SYSTEMS INCORPORATED, a corporation organized and existing under the laws of the State of North Carolina, with its principal place of business at 14 Westport Avenue, Norwalk, Connecticut 06891 ("Inter*Act") (together, the "Parties").

                  WHEREAS, Coleman has purchased from Inter*Act the manufacturing assets and the manufacturing process located at 101 Trade Zone Drive, Suites 16A, 18A and 19A of Trade Zone 127, West Columbia, South Carolina 29170; and

                  WHEREAS Coleman and Inter*Act desire to enter into this Agreement regarding the purchase and sale of Kiosks.

                  NOW THEREFORE, for Ten Dollars ($10.00) and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which in hereby acknowledged, the Parties agree as follows:


1. Definitions. In addition to other terms defined herein, the following terms shall have the meanings set forth below:

         1.1 "Acceptance Procedures" shall have the meaning given in Section 3.7 herein.

         1.2 "Effective Date" shall mean the date first set forth above.

         1.3 "Force Majeure Event" shall mean an act of God, war (whether declared or not), riot, embargo, act of governmental or military authority, strike, labor dispute, fire, flood, earthquake, disaster or other similar cause beyond a party's reasonable control. Notwithstanding the foregoing, a party failing to perform because of a Force Majeure Event will undertake reasonable commercial efforts to mitigate the impact thereof.

         1.4 "Hardware" shall mean the touch screen display, personal computer and printer used as components of a Kiosk.

         1.5 "Initial Kiosk Order" shall mean the initial Kiosk Order set forth on Schedule 1.

         1.6 "Invoice Date" shall mean the date typed on the invoice to Inter*Act for Kiosks Shipped to Inter*Act.


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         1.7 "Kiosk" shall mean the integrated computer system consisting primarily of a printer, touch display screen and personal computer executing the Software housed in a cabinet of the Proprietary Design.

         1.8 "Kiosk Order" shall mean an order of Kiosks by Inter*Act under this Agreement.

         1.9 "Marketing Materials" shall mean all customer lists, advertising and promotional materials and other information and data used by Inter*Act, including, without limitation, sales and market research materials pertaining to Inter*Act's business.

         1.10 "Proprietary Design" shall mean the design of the Kiosk as set forth on Schedule 6.

         1.11 "Proprietary Property" shall mean individually and collectively:
(i) the Proprietary Design; (ii) the Marketing Materials; and (iii) the
Software.

         1.12 "Rate" shall mean the price for each Kiosk in each Kiosk Order, as mutually agreed by Coleman and Inter*Act, provided, however, the Rate for the Initial Kiosk Order is set forth on Schedule 1 attached hereto.

         1.13 "Shipped" or "Shipment" shall mean the transfer from Coleman to Inter*Act, FOB Coleman's manufacturing site, of a fully manufactured Kiosk which satisfies the Acceptance Procedures.

         1.14 "Shipping Schedule" shall mean the schedule for the Shipment of Kiosks from Coleman to Inter*Act, which Coleman and Inter*Act mutually agree to in writing for each Kiosk Order.

         1.15 "Software" shall mean the software owned and supplied by Inter*Act that is loaded onto the personal computer component of the Kiosk.

         1.16     "Specifications" shall have the meaning given in Section 3.3.

2.       Rights and Responsibilities.

         2.1      Coleman shall:

                  2.1.1 Manufacture and sell Kiosks on an exclusive basis to Inter*Act as described in this Agreement, provided however, except for the restrictions of Section 9.2, nothing in this Agreement shall prohibit Coleman from selling kiosks without Inter*Act's permission: (i) during or upon expiration of this Agreement, which do not use the Software

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                                    or the Proprietary Design to any purchaser;
                                    and (ii) in accordance with Section 2.1.2.

                                    To the extent Coleman manufactures kiosks for sale to purchasers other than Inter*Act, Coleman shall use its best efforts to manufacture kiosks which are not substantially similar to the Proprietary Design and Specifications of the Kiosks. If, however, Inter*Act believes that a kiosk sold by Coleman is substantially similar to the Proprietary Design and Specifications of the Kiosks, Inter*Act shall notify Coleman and Coleman shall either (i) pay a royalty to Inter*Act of Fifty Dollars ($50) for each kiosk sold which is substantially similar to the Proprietary Design and specifications of the Kiosks as demanded by Inter*Act or (ii) submit the dispute for resolution pursuant to Section 9.19. If the dispute is submitted for resolution pursuant to Section 9.19 and resolved in favor of Inter*Act, Coleman shall pay Inter*Act a royalty of fifty dollars ($50) for each kiosk sold by Coleman which is the subject of the dispute. Notwithstanding the foregoing, Coleman shall not manufacture or sell kiosks which are substantially similar to the Proprietary Design and Specifications for use in pharmacies (the "Pharmacy Restriction"). In the event of a breach of this Pharmacy Restriction, Inter*Act shall have the right to seek appropriate relief, in lieu of the fifty dollar royalty, whether for actual damages or in equity, including, but not limited to injunctive relief (to which Coleman hereby consents to if reasonable), to protect the interests of Inter*Act. Inter*Act and Coleman understand that except for the Pharmacy Restriction contained in this Section 2.1.1, the pharmacy use restrictions of Section 2.2 and the restriction on sales to Excluded Entities set forth in Section 9.2, Coleman shall have the right to manufacture and/or sell kiosks for use in pharmacies;

                  2.1.2 Have to right to manufacture and sell kiosks using the Proprietary Design and Specifications, but not the color of the Kiosks or the Software, to purchasers, other than Inter*Act and the Excluded Entities, for use in locations other than grocery stores and pharmacies, provided Coleman pays to Inter*Act a royalty of fifty dollars ($50) per kiosk sold. No royalty shall be payable for Kiosks sold to Inter*Act; and

                  2.1.3 Require the officers and employees identified on Schedule 5 to sign a confidentiality agreement substantially in the form annexed hereto as Schedule 2 "Confidentiality Agreement."

         2.2      Inter*Act shall:


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                  2.2.1             Purchase Kiosks exclusively from Coleman for
                                    a period of three (3) years from the
                                    Effective Date or until the termination of this Agreement in accordance with Section 7 hereof (the "Term"). The Term shall be renewable by the mutual agreement of the Parties;

                  2.2.2 Inter*Act reserves the right to manufacture Kiosks upon expiration of this Agreement for any reason, but understands and agrees that upon expiration of this Agreement, Coleman shall have the right to manufacture and sell kiosks, with any software, but the Software, and with any design, but the Proprietary Design, to any purchaser selected by Coleman, as long as Coleman is not in violation of Section 9.2 of this Agreement; and

                  2.2.3 Provide a release from the confidentiality and non-compete obligations, in the form of
                                    Schedule 7, to each Employee who accepts employment with Coleman.

3.       Ordering, Manufacture, and Shipment of Kiosks.

         3.1 Inter*Act and Coleman hereby agree to the Initial Kiosk Order attached as Schedule 1, and the Shipping Schedule for the Initial Kiosk Order, attached as Schedule 9. Thereafter, Inter*Act may place additional Kiosk Orders as Inter*Act and Coleman mutually agree in writing. The Shipping Schedule for any Kiosk Order shall be as agreed by the Parties in writing. There shall be no limit to the number of Kiosks Inter*Act may order during the Term, provided the Shipping Schedule and Rate are acceptable to Coleman.

         3.2 The Shipping Schedule or the Specifications for any Kiosks of a Kiosk Order, not yet Shipped, may be changed by the mutual agreement of Coleman and Inter*Act, evidenced by a writing signed by both Parties.

         3.3 Kiosks ordered by Inter*Act from Coleman shall be built to the drawings and designs provided to Coleman by Inter*Act (the "Specifications") the current version of which is incorporated in this Agreement by reference as Schedule 3, "Specifications". Inter*Act may from time to time revise the Specifications, provided Coleman reserves the right to change the Rate and/or Shipping Schedule of Kiosks manufactured, if reasonably required because of the revised Specifications. Notwithstanding the above, if the revision to the Specifications by Inter*Act makes the then current inventory of Coleman (purchased to satisfy existing Kiosk Orders using the then current Specifications), obsolete, Inter*Act agrees to purchase the number of Kiosks necessary to use up to a thirty (30) days supply of the obsolete inventory using the prior Specifications (the then current Specifications prior to the revision to the Specifications) or to reimburse Coleman for the actual invoice cost of the obsolete inventory,

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                  upon delivery of the obsolete inventory to Inter*Act. Payment for any obsolete inventory shall be made by Inter*Act to Coleman within thirty (30) days of delivery of the obsolete inventory to Inter*Act. Coleman may purchase the items described in the Specifications from any vendor, provided no change in the manufacturer of the item can be made without Inter*Act's consent.

         3.4 Coleman shall provide research and development support at Inter*Act's request at a mutually agreed price.

         3.5 Upon notice to Inter*Act and Inter*Act's receipt of a Confidentiality Agreement, in the form of Schedule 8, from the manufacturer, Coleman may outsource the manufacture of the Kiosk. Notwithstanding the foregoing, Coleman shall not outsource the installation of the Software in the Kiosk.

         3.6 Coleman acknowledges that timely Shipment is of the essence of this Agreement. If Coleman fails to meet the Shipping Schedule for a Kiosk Order (other than the Initial Kiosk Order) or with respect to the Initial Kiosk Order fails to meet the Shipping Schedule for the then outstanding three (3) month rolling firm shipping commitment as described in Schedule 9, and Inter*Act has not committed a breach of this Agreement, and Coleman's failure to meet the respective Shipping Schedule continues for fourteen (14) days for any reason other than an action of Inter*Act or failure of the Software not due to Coleman's actions, Inter*Act may fill any percentage of the total number of undelivered Kiosks of a Kiosk Order (other than the Initial Kiosk Order) or the then outstanding three (3) month rolling firm shipping commitment of the Initial Kiosk Order using another manufacturer without breaching this Agreement. For those Kiosks that Inter*Act does obtain from Coleman, Inter*Act will pay Coleman at the Rate agreed under the Kiosk Order (other than the Initial Kiosk Order) or the Initial Kiosk Order. Nothing herein should be construed as limiting any other right or remedy available to Inter*Act or Coleman pursuant to this Agreement.

         3.7 The procedure to test each completed Kiosk (the "Acceptance Procedures") is attached hereto as Schedule 10 and these Acceptance Procedures may be changed upon the mutual written agreement of Coleman and Inter*Act. The Acceptance Procedures will be reviewed whenever Inter*Act changes the Specifications, or at any time on the request of either Party.

         3.8 Prior to Shipment, Coleman shall test each Kiosk and certify to Inter*Act that the Kiosk operates and otherwise conforms with the Acceptance Procedures, de minimis deviations not affecting the performance of the Kiosks excepted. Upon Shipment, Inter*Act shall have the right to reject a Kiosk for failing to meet the Acceptance Procedures, for a reason other than loss or damage

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                  during transit or failure of the Software not due to Coleman's actions. As soon as reasonably possible, but with the highest priority, Coleman shall provide another Kiosk to replace a properly rejected Kiosk. Upon proper rejection of fifteen percent (15%) of the Kiosks in a Kiosk Order, Inter*Act may fill any percentage of the total number of Kiosks remaining of the Kiosk Order using another manufacturer without breaching this Agreement. For those Kiosks that Inter*Act does obtain from Coleman, Inter*Act will pay Coleman at the Rate agreed under the Kiosk Order. Nothing herein should be construed as limiting any other right or remedy available to Inter*Act or Coleman pursuant to this Agreement.

         3.9 Inter*Act will pay all shipping costs for Shipment and delivery of Kiosks. Inter*Act will assume the risk of loss or damage during transit of the Kiosks. Inter*Act shall have the responsibility to provide the correct address for Shipment of Kiosks.

         3.10 Inter*Act shall pay all sales and use taxes associated with the sale of Kiosks under this Agreement. Upon audit of Coleman by any state, county, municipality or other taxing authority resulting in the assessment of sales taxes for Kiosks sold to Inter*Act under this Agreement, Inter*Act shall pay or reimburse Coleman for any such sales taxes.

4.       Payment.

         Coleman shall have the right to invoice Inter*Act weekly for all Kiosks Shipped to Inter*Act. The invoice shall identify the number of Kiosks Shipped, the day of Shipment, the Rate charged for the Kiosks Shipped and the Invoice Date. Inter*Act shall pay each invoice within thirty
         (30) days of the Invoice Date. Coleman shall send a copy of the invoice to Inter*Act by facsimile on the Invoice Date and shall deposit the original invoice in the U.S. Mail within five (5) days of the Invoice Date. Notwithstanding anything in this Agreement to the contrary, the failure by Inter*Act to pay an invoice within thirty (30) days of the Invoice Date shall be a material breach of this Agreement, relieving Coleman of its obligation to meet any Shipping Schedule, without notice, until payment is made. If Inter*Act disputes the accuracy of an invoice, Inter*Act shall have the obligation to pay the invoice within thirty (30) days of the Invoice Date and if Inter*Act's objection shall be correct, Coleman shall refund to Inter*Act the disputed amount, plus any late charges paid by Inter*Act. Inter*Act shall pay Coleman a late charge of one and one-half percent (1 1/2%) per month for all amounts invoiced to Inter*Act which are not paid within thirty (30) days of the Invoice Date. In addition to any late fees, Inter*Act shall pay Coleman for all costs of collection, including reasonable attorneys fees, of all amounts due Coleman under this Agreement.

5.       Price Changes.

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         The Rate to be paid for each Kiosk under a Kiosk Order may be changed only by the written mutual agreement of Inter*Act and Coleman.

6.       Representations and Warranties.

         6.1      Inter*Act represents and warrants that:

                  6.1.1 Inter*Act will pay the rates for the Kiosks in accordance with Section 4.

                  6.1.2 Within fifteen (15) days after the end of each month, Inter*Act shall provide to Coleman a copy of an unaudited balance sheet dated as of the last day of the month just ended.

         6.2      Coleman represents and warrants that;

                  6.2.1 Coleman shall meet the Shipping Schedule for Kiosks, subject to delays in obtaining the inventory to manufacture the Kiosks because of a Force Majeure Event or delays attributable to the Software;

                  6.2.2 All Kiosks delivered to Inter*Act by Coleman will conform to the Specifications, de minimis deviations not affecting the performance of the Kiosks excepted;

                  6.2.3             The Kiosks shall be manufactured with
                                    quality workmanship;

                  6.2.4 EXCEPT AS SET FORTH HEREIN, COLEMAN MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE KIOSKS, INCLUDING, WITHOUT LIMITATION,
                                    MERCHANTABILITY OR FITNESS FOR ANY
                                    PARTICULAR PURPOSE; and

                  6.2.5 During the period that any manufacturers' warranty for a defective piece of Hardware used as a component of a Kiosk is in force and effect, Coleman shall repair or replace the defective piece of Hardware upon Inter*Act's delivery of the piece of defective Hardware to Coleman. Inter*Act shall bear all cost and expense of removal of the piece of defective Hardware from the Kiosk, the shipment of the defective piece of Hardware to Coleman and the reinstallation in the Kiosk of the repaired defective piece of Hardware or the replacement for the defective piece of Hardware. Coleman shall not be responsible for any loss of revenue or damage during the time the Kiosk is not working because of the defective piece of Hardware. Coleman's sole obligation shall be to repair, have the manufacturer repair or to replace

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                                    the piece of defective Hardware. Coleman
                                    shall bear the cost shipping the repaired defective piece of Hardware or the replacement for the defective piece of Hardware to Inter*Act. If Coleman receives a piece of defective Hardware from Inter*Act which is not covered by the manufacture's warranty, Coleman shall return the defective piece of Hardware to Inter*Act without repair or further obligation, unless Coleman and Inter*Act otherwise agree to some other disposition of the defective piece of Hardware.

         6.3 Neither party shall take any action or fail to take any action during the term of this Agreement which would cause its representations and warranties to the other party stated herein to become untrue.

7.       Termination of Agreement.

         This Agreement may be terminated at any time as set forth below, subject to completion of any obligations by the Parties under any outstanding Kiosk Order:

         7.1      by mutual written agreement of Coleman and Inter*Act;

         7.2 by Coleman or Inter*Act if: (i) the transaction contemplated hereby shall violate an non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or (ii) there shall be a statue, rule or regulation which makes the transaction contemplated hereby illegal or otherwise prohibited;

         7.3 by either Party upon the material breach of the Agreement by the other party, if after providing written notice of such alleged breach, such breach is not cured within sixty (60) days after receipt of such notice; or

         7.4 by Inter*Act, if within sixty (60) days of placing a new Kiosk Order with Coleman, Coleman fails to accept a Rate proposed by Inter*Act for a new Kiosk Order, which is equal to or greater than the average of the rates quoted in good faith and submitted in writing to Inter*Act and delivered to Coleman at the time of placement of the new Kiosk Order, by three (3) other manufacturers of kiosks for the same quantity of Kiosks of equal quality and comparable specifications as the Kiosks specified in the new Kiosk Order to Coleman (unless there are less than three (3) qualified manufacturers of kiosks, in which case the average of the rates quoted by the actual number of manufacturers of kiosks mutually agreed to by Inter*Act and Coleman as qualified, in terms of their ability to produce kiosks of comparable quantity and quality, shall be an acceptable average).


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         7.5      by Inter*Act, if Inter*Act has delivered written notice to
                  Coleman of Coleman's failure to meet the Shipping Schedule and such failure by Coleman has continued for sixty (60) days after the written notice and Coleman's failure to meet the Shipping Schedule is not due to a Force Majeure Event or the failure of the Software.

8.       Intellectual Property Rights and Limited License.

         8.1 Except as otherwise provided in this Agreement, Coleman acknowledges and agrees this Agreement gives it no right, title or interest in or to any of: (i) the Proprietary Property; (ii) the Specifications; (iii) the name, trademarks, and service marks of Inter*Act; or (iv) all patents owned or controlled or licensed by Inter*Act now or subsequently during the Term, except as set forth in this Agreement and except for information in the public domain. Inter*Act acknowledges and agrees that Coleman has the right to manufacture kiosks with any software, but the Software and using any design but the Proprietary Design.

         8.2 As long as this Agreement is in effect, Inter*Act hereby grants Coleman a non-exclusive, non-assignable limited license to use: (i) the Proprietary Property; (ii) the object code form of the Software; (iii) the Specifications; (iv) the name, trademarks, and service marks of Inter*Act, and (v) all non-expired patents owned or controlled or licensed by Inter*Act necessary to manufacture the Kiosks now or subsequently during the Term, solely in connection with Coleman's rights and obligations under this Agreement and for no other purpose. Coleman shall immediately return all licensed material upon the termination or expiration of this Agreement for any reason. Nothing in this Section 8.2 shall limit Coleman's ability to manufacture kiosks in accordance with Section 2.1.2 of this Agreement.

9.       Miscellaneous.

         9.1 Confidentiality. Without the prior written consent of Inter*Act, Coleman will not disclose to any third party (other than to its bank, and/or any investor in Coleman and their representatives, but only in conjunction with the financing of the transaction contemplated by this Agreement) the Proprietary Property or information identified by Coleman and Inter*Act as confidential, except (i) as required by law and
                  (ii) information otherwise available in the public domain.

         9.2 Non-Competition. Coleman agrees that, from the Closing Date until the termination of this Agreement, it shall not directly or indirectly: (i) sell Kiosks to or produce kiosks for the excluded entities identified on Schedule 4 hereto (the "Excluded Entities"); (ii) solicit, or attempt to solicit, for the

                                                       9

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                  purpose of hiring, contracting, employing or engaging any of the Inter*Act's employees not identified in the Business Asset Purchase Agreement of even date herewith; provided, however, that nothing contained in this Section 9 shall be deemed to prohibit Coleman from acquiring or holding, solely for investment, publicly traded securities of any corporation any activities of which are related to Inter*Act's business so long as such securities do not, in the aggregate, constitute more than 2% of any class or series of outstanding securities of such corporation. During the term of this Agreement, Inter*Act agrees not to solicit, or attempt to solicit, for the purpose of hiring, contracting, employing or engaging any of the employees of Coleman. In addition, from the Closing Date until the second anniversary of the termination of this Agreement, Coleman shall not directly or indirectly, sell or produce kiosks for use in supermarkets to any person, whether an individual or entity, other than Inter*Act.

         9.3 Public Announcements. Both Parties shall be entitled to issue any press release or make any other public statement with respect to this Agreement and the transaction contemplated, provided for marketing purposes, only general statements of Rate ranges and/or Kiosks ordered may be disclosed and the name or identity of Inter*Act shall not be disclosed in making these general statements of Rates and Kiosks ordered, without the consent of the other party, such consent to not be unreasonably withheld.

         9.4 Binding Nature and Assignment. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but neither party may, or shall have the power to, assign this Agreement without the prior written consent of the other party.

         9.5 Headings. The headings used herein are for reference and convenience only and do not constitute part of this Agreement.

         9.6 No Third Party Beneficiaries. The parties agree that this Agreement is for the benefit of Inter*Act and Coleman and is not intended to confer any rights or benefits on any third party, including any employee, vendor, or customer of either party, and that there are no third party beneficiaries as to this Agreement or any part or specific provision of this Agreement. The foregoing shall not limit the rights of any assignees permitted hereunder, including without limitation Coleman.

         9.7 Approvals and Similar Actions. Where agreement, approval, acceptance, consent or similar action by either party hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.


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         9.8      Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, any such provision shall be deemed restated to reflect the original intention of the parties as nearly as possible in accordance with applicable law.

         9.9 No Waiver. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

         9.10 Attorneys' Fees. If any legal action or proceeding is brought for the enforcement of an arbitration award pursuant to this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in addition to any other relief to which it may be entitled.

         9.11 Amendments. No amendment, change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver, or discharge is sought to be enforced.

         9.12 Entire Agreement. This Agreement, including any Schedules and Exhibits referred to herein, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, understandings or agreements relative hereto which are not fully expressed herein.

         9.13 Survival. The provisions of Sections 2, 4, 6, 7, and 9 shall survive the termination or expiration of this Agreement for any reason.

         9.14 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of South Carolina without regard to its conflicts of law rules.

         9.15 Notices. Except for invoices for Kiosks Shipped to Inter*Act, which may be sent solely to Inter*Act by deposit in the U.S. mails to Inter*Act's address set forth below, all notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing (including telecopy or similar writing) and shall be given by delivery or by certified or registered mail, postage prepaid, as follows:

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                  9.15.1            If to Inter*Act:
                                    14 Westport Avenue
                                    Norwalk Connecticut 06851
                                    Attention: President
                                    Telecopy: 203-750-0202

                                    With a copy to:

                                    Schell Bray Aycock Abel & Livingston, L.L.P.
                                    Suite 1500, Renaissance Plaza
                                    230 North Elm Street
                                    Greensboro, North Carolina 27401
                                    Attention: Doris R. Bray, Esq.
                                    Telecopy: 910-370-8830

                  9.15.2            If to Coleman:
                                    201 South Orange Avenue
                                    Suite 1300
                                    Orlando, Florida 32801
                                    Attention:  President
                                    Telecopy:        (407)  244-5753

                                    With a copies to:

                                    Richard H. Levine
                                    201 South Orange Avenue
                                    Suite 1300
                                    Orlando, Florida 32801
                                    Telecopy:        (407)  244-5753

                                    Worth Roberts
                                    17 Lockwood Drive
                                    Suite 401
                                    Charleston, South Carolina 29401
                                    Telecopy:        (803)  937-4106

                                    Joseph T. Ritchey, Esq.
                                    Sirote & Permutt, P.C.
                                    2222 Arlington Avenue South
                                    Birmingham, Alabama 35205
                                    Telecopy:        (205)  930-5301

         or at such other address or telecopy number (or other similar number) as any party may from time to time specify to the other parties hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or telecopy (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in the case of personal delivery, the actual day of personal delivery thereof, or, in the case of telecopy delivery, when such telecopy is transmitted, except that a change of address shall not be effective until actually received.

         9.16 Exhibits and Schedules. The Exhibits and Schedules are part of this Agreement as if set forth fully herein.

         9.17 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to fulfill its obligations under this Agreement and to consummate the transaction contemplated by this Agreement.

         9.18 Disclosure on Schedules. For purposes of this Agreement, a disclosure by any party hereto of any fact on any Schedule shall be deemed a disclosure on every Schedule of any party hereto to the extent such disclosure properly could have been made thereon but was not made.

         9.19     Resolution of Disputes; Consent to Jurisdiction.

                  9.19.1 The parties hereto agree that upon the failure of mediation as described in 9.19.2 the sole and exclusive remedy for any dispute between the parties arising out of or relating to this Agreement shall be the arbitration procedure contained in this Section. Such arbitration procedure shall take place in Charlotte, North Carolina.

                  9.19.2            (a)     The parties shall attempt in good
                                            faith to resolve any dispute arising
                                            out of or relating to this Agreement
                                            promptly by negotiations between the
                                            parties who have authority to
                                            settle the controversy. Either party
                                            may give the other party written
                                            notice of any dispute not resolved
                                            in the normal course of business.
                                            Within thirty (30) days after
                                            delivery of said notice, both
                                            parties shall meet at a mutually
                                            acceptable time and place (by
                                            mutual agreement, such meeting may
                                            be held by telephone), and
                                            thereafter as often as they deem
                                            necessary, to exchange relevant
                                            information and to attempt to
                                            resolve the dispute. If the matter
                                            has not been resolved within
                                            sixty (60) days of the disputing
                                            party's notice, or if the parties
                                            fail to meet within thirty (30)
                                            days, either party may initiate
                                            mediation of the controversy or
                                            claim as provided in paragraph (b)
                                            below.

                                    (b)     If any dispute has not been resolved
                                            by negotiation as provided in
                                            paragraph (a) hereof, the parties
                                            shall endeavor to resolve the
                                            dispute by mediation under the then
                                            current Model Procedure for
                                            Mediation of Business Disputes of
                                            the Center for Public Resources,
                                            Inc. ("CPR"), 366 Madison Avenue,
                                            New York, New York 10017.  The
                                            neutral third party will be selected
                                            from the CPR Panel of Neutrals.  If
                                            the parties encounter difficulty in
                                            agreeing on a neutral, they will
                                            seek the assistance of CPR in the
                                            selection process.  Unless otherwise
                                            agreed by the parties, the place of
                                            mediation shall be in Charlotte,
                                            North Carolina, at a site mutually
                                            acceptable to the parties.

                                    (c)     Any dispute that has not been
                                            resolved by mediation, as provided
                                            in paragraph (b) hereof, within
                                            sixty (60) days of the initiation of
                                            such procedure (the "Mediation
                                            Period"), shall be finally settled
                                            by arbitration in accordance with
                                            Section 9.19.3.

                                    (d)     The parties shall bear their
                                            respective costs in connection with
                                            the dispute resolution procedures
                                            (non- litigation) described in
                                            paragraphs (a) and (b) hereof,
                                            except that the parties shall share
                                            equally the fees and expenses of any
                                            neutral third party or arbitrator
                                            and the costs of any facility used
                                            in connection with such dispute
                                            resolution procedures.

                                    (e)     With respect to the non-binding
                                            procedures provided in paragraphs
                                            (a) and (b) hereof, if a negotiator
                                            intends to be accompanied at a
                                            meeting by an attorney, the other
                                            negotiator shall be given at least
                                            three (3) working days' notice of
                                            such intention and may also be
                                            accompanied by an attorney.  All
                                            negotiations relating to any non-
                                            litigated procedure provided herein
                                            are confidential and shall be
                                            treated as compromise and settlement
                                            negotiations for purposes of the
                                            rules of evidence of all applicable
                                            jurisdictions.

                  9.19.3            (a)     In the event the parties hereto
                                            cannot resolve a dispute by
                                            mediation, they shall jointly select
                                            one qualified individual to
                                            arbitrate such dispute.  In the
                                            event the parties are unable to
                                            agree on such an individual within
                                            forty-five (45) days of the end of
                                            the Mediation Period, each party
                                            shall select one qualified
                                            individual who is not an Affiliate.
                                            Those individuals shall in turn
                                            select a third qualified individual
                                            within ten (10) days thereafter and,
                                            if they are unable to agree on a
                                            third qualified individual, such
                                            third individual will be appointed
                                            by the American Arbitration
                                            Association.  The three arbitrators
                                            shall be given access to whatever
                                            documentation and personnel they
                                            deem appropriate and shall render a
                                            decision within thirty (30) days of
                                            the appointment of the third
                                            arbitrator.  Their decision shall be
                                            by a majority vote and shall be
                                            final and binding on the parties.
                                            The expenses incident to the
                                            arbitration shall be borne by the
                                            losing party in such arbitration,
                                            unless the arbitrator(s) rule
                                            otherwise at the time of decision.
                                            Pending the decision of the
                                            arbitrator(s), the party whose
                                            actions caused the dispute shall
                                            continue to act as it deems
                                            appropriate.  In the event the
                                            arbitrator(s) determine that any
                                            money is due and owing to either
                                            party, such sum shall be paid within
                                            ten (10) days of the decision.

                                    (b)     Except as provided in this Section,
                                            this Agreement shall be subject to
                                            the rules then obtaining of the
                                            American Arbitration Association.
                                            The arbitrators shall have no power
                                            to alter or modify any express
                                            provision of this Agreement, or to
                                            render any award which by its terms,
                                            effects any such alteration or
                                            modification.  Judgement upon the
                                            award rendered may be entered by any
                                            court having jurisdiction.  If any
                                            action or proceeding is brought to
                                            enforce the decision of the
                                            arbitrators, the prevailing party
                                            shall be entitled to recover its
                                            reasonable attorney's fees and other
                                            costs incident to such action or
                                            proceeding.

                                    (c)     The parties hereto consent to the
                                            jurisdiction of the arbitrators for
                                            all disputes covered by this Section
                                            9.19 and expressly waive any rights
                                            they may have to contest the
                                            jurisdiction, venue or authority of
                                            such arbitrators.

                  IN WITNESS WHEREOF, the Parties, each intending to be legally bound, have each caused this Agreement to be executed on the date first set forth above.



INTER*ACT SYSTEMS, INC.                COLEMAN RESEARCH CORPORATION


By: _________________________              By: _____________________________


Name:________________________              Name:_____________________________


Title:_______________________              Title:_____________________________


Date: _______________________              Date: _____________________________

                                                  SCHEDULE 1
                                            INITIAL ORDER AND RATE


INTERACTIVE PROMOTION NETWORK TERMINAL

The initial order is for 5,000 terminals to be delivered over a period estimated to be eighteen months in accordance with the Shipping Schedule, attached to this Agreement as Schedule 9. This initial order shall be complete upon delivery of the 5,000 terminals.

UNIT DESCRIPTION

The Interactive Promotion Network Terminal consists of the following general components:

O        Cabinet, per Inter*Act Systems, Inc. proprietary design Drawing Number:
         D-0A-003- 01-01-0A, Assembly Illustration, Unit Promotions Terminal.

O        17" Monitor with touch activated screen

O        80mm High Speed Printer (Swecoin)

O        Omni Directional Laser Scanner

O        Speakers configured for stereo sound delivery

O        Computer, Pentium Based P-120 or better

O Signage Package, including lightbox as presently configured in the design

O        Corrugated Packaging, Foam and palletized for Shipping

O        All miscellaneous parts not included as per Document #C-FP-001-01-1-OA

To be built as specified in the Bill of Materials, internal document D-FP-001-01-1-OA

                                        INTER*ACT'S PRICE:  $7,200.00

TERMS:            U.S. currency
                  FOB Columbia, SC Plus all applicable taxes Net 30 days from date of invoice

                                SCHEDULE 1.4

                               CURRENT EMPLOYEES

                                                            Wages

Tejay M. Beaupariant                                    $60,000.00/annual
703 Oakland Avenue
West Columbia, SC 29169
803-928-1839

Roger A. Cloutier                                          $15.00/hr.
2011 Cheltenham Lane
Columbia, SC 29223
803-790-4443

John A. Gambrill                                           $12.50/hr.
4939 McDonald Avenue
West Columbia, SC 29172
803-755-7667

Norman L. Sterrett                                      $100,000.00/annual
311 Timberhill Court
Columbia, SC 29212
803-781-5448

Dustin L. Tucker                                           $10.00/hr.
105 Turnberry Lane
Lexington, SC 29072
803-931-0666

Stephen D. White                                           $15.00/hr.
412 Two Notch Road, #15
Lexington, SC 29073
803-356-4147

Norman R. Williams                                      $35,000.00/annual
3127 Cimarron Trail
West Columbia, SC 29170
803-796-1027

                                 SCHEDULE 1.7

                                  CONTRACTS

    1. The ADT Security Systems Contract dated December 22, 1994, a copy of which is attached hereto as 1.7(a).

    2. Buyer is assuming Seller's obligations under the purchase orders identified on the attached 1.7(b) to purchase the items which have not been delivered to Seller and are not included in the definition of Inventory, except purchase orders for servers, items needed to support or related to the servers, or items which are not components usable to manufacture the Kiosks to be offered for sale to Seller as contemplated under the Kiosk Agreement, which shall remain the obligation of Seller.

    3. Buyer is assuming the obligation to pay for the Recent Inventory, provided Buyer shall not be obligated to pay for any portion of the Recent Inventory which is servers, items needed to support or related to the servers, or items which are not components usable to manufacture the Kiosks to be offered for sale to Seller as contemplated under the Kiosk Agreement.

                               SCHEDULE 1.9

                Inventory Determined by Physical Inventory

                   See List of Inventory attached hereto.

                                   SCHEDULE 9

                    SHIPPING SCHEDULE FOR INITIAL KIOSK ORDER

                  The Initial Kiosk Order as agreed by Inter*Act and Coleman is attached as Schedule 1 to this Agreement. The Initial Kiosk Order is for 5,000 Kiosks to be Shipped during the 18 months following the date of this Agreement. The Shipping Schedule for these Kiosks shall be determined as follows:

                  A. Until the 5,000 Kiosks have been Shipped under the Initial Kiosk Order, the Shipping Schedule shall be based on a continuous three (3) month rolling firm Shipping commitment as agreed by Coleman and Inter*Act and an additional three (3) month rolling Shipping estimate submitted by Inter*Act. As the first month of the three (3) month rolling firm commitment ends, Inter*Act and Coleman must agree on the Shipping Schedule for the new third month of the three (3) month rolling firm Shipping commitment and Inter*Act must submit the next three (3) month rolling Shipping estimate to Coleman. The three (3) month rolling firm Shipping commitment shall not be changed without the written consent of Coleman and Inter*Act.

                  B. To commence the operation of A, above, the three (3) month rolling firm Shipping commitment and three (3) month rolling Shipping estimate are as follows:

                 THREE (3) MONTH ROLLING FIRM SHIPPING COMMITMENT

                      Month                     Kiosks
                      September, 1996            139
                      October, 1996              518
                      November, 1996             551
                      Total                     1208

                     THREE (3) MONTH ROLLING SHIPPING ESTIMATE

                      Month                     Kiosks
                      December, 1996             341
                      January, 1997              695
                      February, 1997             619
                      Total                     1655

                  In continuation of A, prior to the end of September 1996, Coleman and Inter*Act must agree to a firm commitment for the Shipment for December, 1996 to replace September, 1996 and Inter*Act must submit a new three
(3) month rolling Shipping estimate for January, 1997, February, 1997 and March, 1997. This same process shall continue each month thereafter until the Initial Kiosk Order is satisfied by both Coleman and Inter*Act.


                                                      29